UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2026 (the “Effective Date”), LiveOne, Inc. (the “Company”) and certain of its subsidiaries party to the Subsidiary Guarantee (as defined below) entered into a Forbearance Agreement and Amendment to Debentures (the “Agreement”) with JGB Partners, LP, JGB Capital, LP, JGB Capital Offshore Ltd., JGB Orpington, LLC and Chicago Atlantic Adams, LLC (collectively, the “Holders”), the holders of the Company’s 11.75% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”) issued to the Holders on May 19, 2025, and JGB Collateral, LLC as agent for the Holders (the “Agent” and, together with the Holders, the “Lender Parties”). As previously reported, the Company, PodcastOne, Inc., the Company’s majority owned subsidiary (“PodcastOne”), and the Holders entered into the Securities Purchase Agreement, dated as of May 19, 2025 (as amended, the “Purchase Agreement”), pursuant to which the Company issued the Debentures to the Holders. The obligations of the Company under the Debentures and the other Transaction Documents (as defined in the Purchase Agreement) are guaranteed by PodcastOne and the other Guarantors (as defined in the Agreement) pursuant to the Subsidiary Guarantee, dated as of May 19, 2025 (the “Subsidiary Guarantee”), and secured by the Collateral pursuant to the Security Agreement, dated as of May 19, 2025 (the “Security Agreement”), entered into among the Company, PodcastOne and the other Guarantors, the Holders and the Agent, and certain other security documents entered into in connection with the Security Agreement.

Pursuant to the Agreement, the parties agreed, among other things, that: (i) during the Forbearance Period (as defined below) the Lender Parties shall forbear from exercising their rights and remedies under the Transaction Documents (as defined in the Purchase Agreement) and applicable law solely in respect of any Event of Default (as defined in the Debentures) that may have occurred and/or continued under Section 7(a)(iii) of each Debenture prior to the Effective Date; (ii) the Agent shall retain approximately $5,246,000 (the “Transferred Funds”) that was transferred from the Loan Parties to the Agent prior to the Effective Date as repayment of the outstanding principal and other amounts due under the Debentures and the other Obligations (as defined in the Security Agreement (as defined below)); (iii) on or before the date that is 30 days after the Effective Date, the Company shall pay to the Agent, for the account of the Holders, $1,000,000 in immediately available funds (the “Initial Payment”), which shall be applied towards the repayment of the outstanding principal and other amounts due under the Debentures and the other Obligations; (iv) on or before the date that is 60 days after the Effective Date, the Company shall pay to the Agent, for the account of the Holders, $1,250,000 in immediately available funds (the “Additional Payment”), which shall be applied towards the repayment of the outstanding principal and other amounts due under the Debentures and the other Obligations; (v) the Holder Redemption Right (as defined in the Debentures) for the calendar month of October 2026 is waived, and the portion of the Monthly Allowance as defined in the Debentures) for October 2026 that has not been redeemed shall remain outstanding as principal and be payable on the maturity date of the Debentures (the “Maturity Date”) (or earlier in accordance with the Debentures), (vi) the Holder Redemption Amount (as defined in the Debentures) for the calendar month of November 2026 (equal to the Monthly Allowance for such month) shall be deferred and shall be due and payable on December 15, 2026; (vii) commencing with December 2026, the Holder Redemption Right shall resume in accordance with Section 4(a) of each Debenture, with the Holder Redemption Amount for each calendar month due and payable no later than the last trading day of such month; and (viii) effective upon the Agent's receipt of the Initial Payment and/or Additional Payment, plus the Transferred Funds, in an aggregate amount not less than $7,500,000, the Company shall no longer be required to maintain any minimum cash balance as currently required in the Debentures. “Forbearance Period” means the period beginning on the Effective Date and ending on the earliest of (i) the date on which a Forbearance Termination Event (as defined in the Agreement) occurs and (ii) payment in full of the Obligations.

As a fee for the Lender Parties’ agreements contained in the Agreement, PodcastOne issued to the Holders an aggregate of 275,000 shares of PodcastOne’s common stock in a private placement (the “Shares”). In addition, the Company and the Holders agreed to modify the Debentures such that upon the earlier of the Maturity Date or the consummation of any PodcastOne Sale (as defined below), the Company shall pay to the Holders a one-time fee in cash (the “Exit Fee”) equal to the greater of (x) $1,000,000 and (y) 1.5% of the amount, if any, by which the PodcastOne Sale Proceeds (as defined in the Agreement) exceed $50,000,000. “PodcastOne Sale” means (a) any sale, transfer or other disposition, directly or indirectly, of all or any portion of the equity interests of PodcastOne held by the Company or any subsidiary of the Company in connection with a Change of Control Transaction (as defined in the Debentures) of PodcastOne, (b) any merger, consolidation or other transaction resulting in a Change of Control Transaction or Specified Carve-Out (as defined in the Debentures) with respect to PodcastOne, or (c) any disposition of all or a material portion of the assets of PodcastOne. If no PodcastOne Sale has been consummated by the Maturity Date, then the Company shall be required to pay an aggregate of $1,000,000 to the Holders.

The Company also agreed to cause PodcastOne to file a registration statement (the “Registration Statement”) to register the resale of the Shares within 30 days of the Effective Date and to obtain effectiveness of the Registration Statement within 60 days following the Effective Date (in the event that the Registration Statement is subject to a review by the SEC). If the Registration Statement is not filed with the SEC on or prior to the filing deadline or the Registration Statement is not declared effective by the SEC on or before the effectiveness deadline (other than as a result of the SEC not operating in the ordinary course of business for any reason), the Company will make a one-time payment to the Holders, as liquidated damages and not as a penalty, in an aggregate amount equal to 2% of the aggregate then outstanding principal amount of the Debentures for each 30-day period (or pro rated portion thereof) that such Registration Statement is not so filed or declared effective, as applicable, subject to a maximum of 4%. Such payments shall be made to the Holders in cash no later than 15 business days after the filing deadline, the effectiveness deadline or 30-day anniversary thereof, as applicable.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the of the Agreement which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Form of 11.75% Original Issue Discount Senior Secured Convertible Debentures (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 23, 2025).
10.1	Securities Purchase Agreement, dated as of August 5, 2025, between the Company, PodcastOne, Inc. and the Purchasers (as defined therein) (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 23, 2025).
10.2	Subsidiary Guarantee, dated as of August 5, 2025, made by each of the Guarantors (as defined therein), in favor of the Secured Parties (as defined therein) (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 23, 2025).
10.3	Security Agreement, dated as of August 5, 2025, among the Company, PodcastOne, Inc., the Guarantors (as defined therein), certain Purchasers (as defined therein) and JGB Collateral, LLC as agent for the Purchasers (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on May 23, 2025).
10.4*	Forbearance Agreement and Amendment to Debentures, dated as of October 29, 2026, among the Company, the Guarantors (as defined therein), JGB Partners, LP, JGB Capital, LP, JGB Capital Offshore Ltd., JGB Orpington, LLC and Chicago Atlantic Adams, LLC, and JGB Collateral, LLC as agent for such holders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: November 4, 2026	By:	/s/ Robert Ellin
	Name:	Robert Ellin
	Title:	Chief Executive Officer

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